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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------



The Board of Directors
New Century Financial Corporation:


We consent to incorporation by reference in the registration statements (Nos. 333-36129 and 333-32709) on Form S-8 of New Century Financial Corporation of our report dated February 9, 1998, relating to the consolidated balance sheets of New Century Financial Corporation and Subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 1997 and 1996 and the period from November 17, 1995 (inception) through December 31, 1995, which report appears in the December 31, 1997, annual report on Form 10-K of New Century Financial Corporation.


                                                  /s/ KPMG PEAT MARWICK LLP
                                                      KPMG PEAT MARWICK LLP



Orange County, California
March 30, 1998